EXHIBIT 99.1
ENTERPRISE FINANCIAL REPORTS SECOND QUARTER 2019 RESULTS

Second Quarter Highlights

•	Net income of $18.4 million, $0.68 per diluted share, or $0.98[1] excluding merger-related expenses

•	Net interest margin (tax equivalent) 3.86%, stable with the first quarter’s margin of 3.87%

•	Return on average assets (“ROAA”) of 1.05%

•	Loans increased $132 million, or 11% annualized

•	Merger-related expenses of $10.3 million, pretax, reduced diluted earnings per share and ROAA by $0.30 and 0.45%, respectively

St. Louis, Mo. July 22, 2019 – Enterprise Financial Services Corp (Nasdaq: EFSC) (the “Company” or “EFSC”) reported net income of $18.4 million for the quarter ended June 30, 2019, an increase of $2.3 million compared to the linked first quarter (“linked quarter”) and a decrease of $3.8 million from the prior year quarter. Earnings per diluted share (“EPS”) was $0.68 for the current quarter, compared to $0.67 and $0.95 for the linked and prior year quarters, respectively. Merger-related expenses from the Trinity Capital Corporation (“Trinity”) acquisition reduced net income by $10.3 million pretax ($8.0 million after tax), or $0.30 per diluted share in the current quarter. Net interest margin, on a tax equivalent basis, in the current quarter was 3.86%, compared to 3.87% in the linked quarter and 3.77% in the prior year quarter. Core net interest margin,1 on a tax equivalent basis, expanded slightly in the current quarter to 3.80%, as compared to 3.79% in the linked quarter and 3.75% in the prior year quarter.

ROAA, return on average common equity (“ROAE”) and return on average tangible common equity (“ROATCE”) were 1.05%, 9.09%, and 12.92%, respectively in the second quarter of 2019. The impact of merger-related expenses reduced ROAA, ROAE, and ROATCE by 0.45%, 3.93% and 5.60%, respectively. Excluding merger-related expenses, the adjusted ROAA, adjusted ROAE, and adjusted ROATCE were 1.50%, 13.02%, and 18.52%, respectively for the second quarter of 2019.1

The Company’s Board of Directors approved a quarterly dividend of $0.16 per common share, an increase from $0.15 for the prior quarter, payable on September 27, 2019 to shareholders of record as of September 13, 2019.

Jim Lally, EFSC’s President and Chief Executive Officer, commented, “The core fundamentals of our Company remain strong and are reflected in our financial results for the period. The second quarter results were highlighted by strong loan growth in our specialized lending and commercial real estate portfolios, and included the first full quarter of Trinity’s operations. We are excited to have successfully completed the primary system integration of Trinity in the second quarter and look forward to the continued revenue generation and cost saving opportunities from the transaction.”

Mr. Lally continued, “The realized growth in our net interest income combined with our operating leverage puts us in a solid position as we move forward. Although the interest rate environment has been challenging in recent months, we have managed our balance sheet to provide a stable margin over the last several quarters. I expect we will continue to deliver strong financial results based on the depth and strength of our relationship managers, our disciplined credit culture and our geographic diversification.”

1 Adjusted EPS, core net interest margin, ROATCE, adjusted ROAA, adjusted ROAE and adjusted ROATCE are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

Net Interest Income
The Company closed its acquisition of Trinity on March 8, 2019. The results of operations of Trinity are included in our consolidated results from this date forward and are excluded from preceding periods.

Net interest income for the second quarter increased $9.4 million to $61.7 million from $52.3 million in the linked quarter, and increased $14.7 million from the prior year period. The increase is primarily due to the inclusion of Trinity for the entire second quarter. Net interest margin, on a tax equivalent basis, was 3.86% for the second quarter, compared to 3.87% in the linked quarter, and 3.77% in the second quarter of 2018.

Quarterly core net interest income and core net interest margin noted in the table below exclude incremental accretion on non-core acquired loans, which were acquired from the FDIC and previously covered by loss share agreements.

	For the Quarter ended
($ in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Net interest income	$61,715	$52,343	$50,593	$48,093	$47,048
Less: Incremental accretion income	910	1,157	2,109	535	291
Core net interest income[2]	$60,805	$51,186	$48,484	$47,558	$46,757

Net interest margin (tax equivalent)	3.86%	3.87%	3.94%	3.78%	3.77%
Core net interest margin,[2] (tax equivalent)	3.80%	3.79%	3.77%	3.74%	3.75%

2 Core net interest income and core net interest margin are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax equivalent basis. Averages for the quarter ended March 31, 2019 only reflect the Trinity acquired balances effective as of March 8, 2019.

	For the Quarter ended
	June 30, 2019			March 31, 2019			June 30, 2018
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans, excluding incremental accretion*	$5,095,181	$68,830	5.42%	$4,511,387	$59,973	5.39%	$4,224,016	$52,774	5.01%
Investments in debt and equity securities*	1,246,529	9,152	2.95	896,936	6,292	2.84	743,534	4,789	2.58
Short-term investments	111,291	703	2.53	102,166	447	1.77	56,057	231	1.65
Total earning assets	6,453,001	78,685	4.89	5,510,489	66,712	4.91	5,023,607	57,794	4.61

Noninterest-earning assets	604,604			445,597			391,544

Total assets	$7,057,605			$5,956,086			$5,415,151

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	$1,384,090	$2,134	0.62%	$1,077,289	$1,790	0.67%	$823,650	$817	0.40%
Money market accounts	1,576,333	6,996	1.78	1,521,878	6,515	1.74	1,494,194	4,445	1.19
Savings	562,503	231	0.16	299,731	183	0.25	208,662	147	0.28
Certificates of deposit	815,138	3,758	1.85	712,269	3,332	1.90	633,897	2,338	1.48
Total interest-bearing deposits	4,338,064	13,119	1.21	3,611,167	11,820	1.33	3,160,403	7,747	0.98
Subordinated debentures	141,059	1,958	5.57	124,154	1,648	5.38	118,124	1,454	4.94
FHLB advances	263,384	1,696	2.58	215,420	1,398	2.63	294,643	1,448	1.97
Other borrowed funds	204,375	713	1.40	202,197	408	0.82	167,661	182	0.44
Total interest-bearing liabilities	4,946,882	17,486	1.42	4,152,938	15,274	1.49	3,740,831	10,831	1.16

Noninterest-bearing liabilities:
Demand deposits	1,244,008			1,088,323			1,069,888
Other liabilities	53,609			52,371			35,877
Total liabilities	6,244,499			5,293,632			4,846,596
Shareholders' equity	813,106			662,454			568,555
Total liabilities and shareholders' equity	$7,057,605			$5,956,086			$5,415,151

Core net interest income[2]		61,199			51,438			46,963
Core net interest margin[2]			3.80%			3.79%			3.75%

Incremental accretion on non-core acquired loans		910			1,157			291

Total net interest income		$62,109			$52,595			$47,254
Net interest margin			3.86%			3.87%			3.77%
* Non-taxable income is presented on a tax-equivalent basis using a 24.7% tax rate. The tax-equivalent adjustments were $0.4 million for the three months ended June 30, 2019, $0.3 million for the three months ended March 31, 2019, and $0.2 million for the three months ended June 30, 2018.

2 Core net interest income and core net interest margin are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

Net interest margin decreased one basis point from the linked quarter to 3.86% during the current quarter. Core net interest margin2 increased one basis point from the linked-quarter to 3.80% during the current quarter. Net interest margin and core net interest margin benefited from the impact of a full quarter of funding costs on Trinity deposits and was partially constrained from the increase in the average investment portfolio resulting from the Trinity acquisition. The yield on loans, excluding incremental accretion on non-core acquired loans, increased three basis points to 5.42% from 5.39%, while the yield on securities increased 11 basis points to 2.95% from 2.84%. The cost of interest-bearing deposits decreased 12 basis points from the linked quarter to 1.21% primarily due to the relatively lower cost of Trinity acquired deposits. The cost of total interest-bearing liabilities decreased seven basis points to 1.42% for the quarter ended June 30, 2019 from 1.49% for the linked quarter.

The Company manages its balance sheet to defend against pressures on core net interest margin, which could be negatively impacted by continued competition for deposits, a persistent flat yield curve, and potential downward movement in short-term rates.

Loans
The following table presents total loans for the most recent five quarters:

	At the Quarter ended
		March 31, 2019
($ in thousands)	June 30, 2019	Trinity[b]	Legacy EFSC[b]	Consolidated	December 31, 2018	September 30, 2018	June 30, 2018
C&I - general	$1,103,908	$65,122	$1,063,633	$1,128,755	$995,491	$969,898	$992,311
CRE investor owned - general	1,235,596	304,615	878,856	1,183,471	862,423	846,322	841,587
CRE owner occupied - general	591,401	91,758	484,268	576,026	496,835	482,146	498,834
Enterprise value lending[a]	445,981	—	439,500	439,500	465,992	442,439	442,877
Life insurance premium financing[a]	465,777	—	440,693	440,693	417,950	378,826	358,787
Residential real estate - general	409,200	137,487	295,069	432,556	304,671	314,315	326,790
Construction and land development - general	376,597	70,251	274,956	345,207	310,832	312,617	289,206
Tax credits[a]	268,405	—	235,454	235,454	262,735	256,666	260,595
Agriculture	131,671	—	126,088	126,088	136,188	138,005	128,118
Consumer and other - general	120,961	12,835	96,492	109,327	96,884	126,196	136,656
Total Loans	$5,149,497	$682,068	$4,335,009	$5,017,077	$4,350,001	$4,267,430	$4,275,761

Total loan yield	5.49%			5.50%	5.44%	5.18%	5.04%
Total C&I loans to total loans	44%			44%	49%	48%	48%
Variable interest rate loans to total loans	60%			60%	62%	62%	60%

Certain prior period amounts have been reclassified among the categories to conform to the current period presentation
[a] Specialized categories may include a mix of C&I, CRE, Construction and land development, or Consumer and other loans.
[b] Amounts reported are as of March 31, 2019 and are separately shown attributable to the Trinity loan portfolio and related operations acquired on March 8, 2019, and the Company’s pre-Trinity acquisition loan portfolio and related operations.

Loans totaled $5.1 billion at June 30, 2019, increasing $132 million, or 11% annualized, compared to the linked quarter. On a year-over-year basis, loans increased $874 million primarily due to the Trinity acquisition. We expect loan growth in 2019 to be a high single digit percentage, excluding Trinity acquired loans.

2 Core net interest income and core net interest margin are non-GAAP measures. Refer to discussion and reconciliation of these measures in the accompanying financial tables.

The Company continues to focus on originating high-quality C&I relationships, as they typically have variable interest rates and allow for cross selling opportunities involving other banking products. C&I loan growth, coupled with fixed rate CRE lending, supports management’s efforts to maintain a flexible asset sensitive interest rate risk position.

Asset Quality
The following table presents the categories of nonperforming assets and related ratios for the most recent five quarters:

	For the Quarter ended
($ in thousands)	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Nonperforming loans	$19,842	$9,607	$16,745	$17,044	$14,801
Other real estate	10,531	6,804	469	408	454
Nonperforming assets	$30,373	$16,411	$17,214	$17,452	$15,255

Nonperforming loans to total loans	0.39%	0.19%	0.38%	0.40%	0.35%
Nonperforming assets to total assets	0.42	0.24	0.30	0.32	0.28
Allowance for loan losses to total loans	0.85	0.86	1.00	1.04	1.04
Net charge-offs	$969	$1,826	$2,822	$2,447	$641

Nonperforming loans increased $10.2 million to $19.8 million at June 30, 2019 from $9.6 million at March 31, 2019 primarily due to two nonaccrual loans totaling $7.9 million and two loans 90 days past due and still accruing interest of $4.0 million. The addition of these nonperforming loans in the second quarter did not result in any additional provision for loan losses, as the credits are well secured and the Company expects a positive resolution in the coming quarters. These increases were offset by a $1.2 million charge-off on a nonperforming loan in the second quarter.

Other real estate increased during the quarter ended June 30, 2019 primarily due to the foreclosure of a $5.4 million commercial property that was a purchased credit impaired loan from our acquisition of Jefferson County Bancshares Inc., partially offset by sales of $2.2 million. The foreclosure of this property did not result in a write down of the asset.

The Company recorded a provision for loan losses of $1.7 million compared to $1.5 million for the linked quarter and $0.4 million for the prior year quarter, respectively. The provision is reflective of loan growth during the period. The decrease in the ratio of allowance for loan losses to total loans in 2019, from 1.00% at the end of 2018 to 0.85% in the current quarter, is primarily due to the acquisition of Trinity loans that were recorded at fair value and do not have a corresponding allowance for loan losses. In addition, the level of specific reserves in 2019 decreased due to two relationships that were charged off. The Company has recorded a credit mark on the Trinity loan portfolio of $24.4 million as of the acquisition date.

Deposits
The following table presents deposits broken out by type for the most recent five quarters:

	At the Quarter ended
		March 31, 2019
($ in thousands)	June 30, 2019	Trinity[a]	Legacy EFSC[a]	Consolidated	December 31, 2018	September 30, 2018	June 30, 2018
Noninterest-bearing accounts	$1,181,577	$169,344	$1,017,164	$1,186,508	$1,100,718	$1,062,126	$1,050,969
Interest-bearing transaction accounts	1,392,586	401,257	988,569	1,389,826	1,037,684	743,351	754,819
Money market and savings accounts	2,162,605	390,192	1,765,839	2,156,031	1,765,154	1,730,762	1,768,793
Brokered certificates of deposit	213,138	—	180,788	180,788	198,981	202,323	224,192
Other certificates of deposit	609,432	133,556	490,404	623,960	485,448	471,914	449,139
Total deposit portfolio	$5,559,338	$1,094,349	$4,442,764	$5,537,113	$4,587,985	$4,210,476	$4,247,912

Noninterest-bearing deposits to total deposits	21%	15%	23%	21%	24%	25%	25%

[a]Amounts reported are as of March 31, 2019 and are shown separately attributable to the Trinity deposit portfolio and related operations acquired on March 8, 2019, and the Company’s pre-Trinity acquisition deposit portfolio and related operations.

Total deposits at June 30, 2019 were $5.6 billion, an increase of $22 million from March 31, 2019, and an increase of $1.3 billion from June 30, 2018, primarily due to the Trinity acquisition.

Core deposits, defined as total deposits excluding certificates of deposits, were $4.7 billion at June 30, 2019, an increase of $4 million from the linked quarter. Noninterest-bearing deposits were $1.2 billion at June 30, 2019, a decrease of $5 million compared to March 31, 2019, and an increase of $131 million compared to June 30, 2018. The total cost of deposits decreased eight basis points to 0.94% for the current quarter compared to 1.02% and 0.73% in the linked and prior year quarters, respectively. The decrease in the cost of deposits is primarily from the addition of Trinity’s relatively lower-cost deposit portfolio.

Noninterest Income
Total noninterest income for the quarter ended June 30, 2019 was $12.0 million, an increase of $2.7 million, or 30% from the linked quarter, and an increase of $2.3 million, or 23% from the prior year quarter. The increase from the linked quarter was driven by contributions from Trinity of $2.3 million, primarily related to wealth management and card services revenue of $0.8 million and $0.5 million, respectively. In addition, activity in tax credit services increased income $0.4 million and $0.5 million over the linked and prior year quarters, respectively.

The Company expects growth in noninterest income of a high single digit percentage for 2019 over 2018 levels, exclusive of the impact of the Trinity acquisition.

Noninterest Expenses
Noninterest expenses were $49.1 million for the quarter ended June 30, 2019, compared to $39.8 million for the quarter ended March 31, 2019, and $29.2 million for the quarter ended June 30, 2018. The increase from the linked quarter and prior year period was primarily due to merger-related expenses and a full quarter of operating expenses following the acquisition of Trinity. Merger-related expenses in the quarter increased $3.0 million and $10.3 million over the linked and prior year periods, respectively. With the completion of the integration of Trinity’s core system in the second quarter, the Company anticipates that it will continue to realize cost-savings in its noninterest expense run-rate during the third and fourth quarter of 2019. The Company expects its noninterest expense to range between $37 million and $39 million during each of these periods.

The Company’s core efficiency ratio3 was 53.3% for the quarter ended June 30, 2019, compared to 54.1% for the linked quarter and 52.4% for the prior year period, and reflects a full quarter of increased revenue as well as an increase in operating expenses associated with the acquisition of Trinity.
3 Core efficiency ratio is a non-GAAP measure. Refer to discussion and reconciliation of this measure in the accompanying financial tables.

Income Taxes
The Company’s effective tax rate was 20% for the quarter ended June 30, 2019 compared to 20% and 18% for the linked quarter and prior year quarter, respectively. Merger-related tax items in the current quarter increased income tax expense $0.2 million.

The Company expects its effective tax rate for the full year of 2019 to be approximately 18% - 20%. The low end of the range assumes tax planning strategies are executed to achieve that result.

Capital
The following table presents various EFSC capital ratios:

	At the Quarter ended
Percent	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Total risk-based capital to risk-weighted assets	12.62%	12.86%	13.02%	12.94%	12.60%
Tier 1 capital to risk weighted assets	11.06	11.25	11.14	11.03	10.68
Common equity tier 1 capital to risk-weighted assets	9.51	9.64	9.79	9.66	9.32
Tangible common equity to tangible assets[1]	8.43	8.35	8.66	8.54	8.30

Capital ratios for the current quarter are based on the Basel III regulatory capital framework as applied to the Company’s current businesses and operations, and are subject to, among other things, completion and filing of the Company’s regulatory reports and ongoing regulatory review and implementation guidance.

Use of Non-GAAP Financial Measures
The Company’s accounting and reporting policies conform to generally accepted accounting principles in the United States (“GAAP”) and the prevailing practices in the banking industry. However, the Company provides other financial measures, such as adjusted EPS, core net interest income, core net interest margin, tangible common equity, core efficiency ratios, ROATCE, adjusted ROAA, adjusted ROAE, and adjusted ROATCE, and the tangible common equity ratio, in this release that are considered “non-GAAP financial measures.” Generally, a non-GAAP financial measure is a numerical measure of a company’s financial performance, financial position, or cash flows that exclude (or include) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP.

The Company considers its adjusted EPS, core net interest income, core net interest margin, core efficiency ratio, adjusted ROAA, adjusted ROAE, ROATCE, adjusted ROATCE, and the tangible common equity ratio, collectively “core performance measures,” presented in this earnings release and the included tables as important measures of financial performance, even though they are non-GAAP measures, as they provide supplemental information by which to evaluate the impact of non-core acquired loans, which were acquired from the FDIC and previously covered by loss share agreements, and the related income and expenses, the impact of certain non-comparable items, and the Company’s operating performance on an ongoing basis. Core performance measures include contractual interest on non-core acquired loans, but exclude incremental accretion on these loans. Core performance measures also exclude expenses directly related to non-core acquired loans. Core performance measures also exclude certain other income and expense items, such as merger related expenses, facilities charges, and the gain or loss on sale of investment securities, the Company believes to be not indicative of or useful to measure the Company’s operating performance on an ongoing basis. The attached tables contain a reconciliation of these core performance measures to the GAAP measures. The Company believes that the tangible common equity ratio provides useful information to investors about the Company’s capital strength even though it is considered to be a non-GAAP financial measure and is not part of the regulatory capital requirements to which the Company is subject.

The Company believes these non-GAAP measures and ratios, when taken together with the corresponding GAAP measures and ratios, provide meaningful supplemental information regarding the Company’s performance and capital strength. The Company’s management uses, and believes that investors benefit from referring to, these non-GAAP measures and ratios in assessing the Company’s operating results and related trends and when forecasting future periods. However, these non-GAAP measures and ratios should be considered in addition to, and not as a substitute for or preferable to, ratios prepared in accordance with GAAP. In the attached tables, the Company has provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios, or a reconciliation of the non-GAAP calculation of the financial measures for the periods indicated.

Conference Call and Webcast Information
The Company will host a conference call and webcast at 2:30 p.m. Central time on Tuesday, July 23, 2019. During the call, management will review the second quarter of 2019 results and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at www.enterprisebank.com under “Investor Relations” prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-877-260-1479 (Conference ID #1823032). A recorded replay of the conference call will be available on the website two hours after the call’s completion. Visit http://bit.ly/EFSC2Q2019earnings and register to receive a dial in number, passcode, and pin number. The replay will be available for approximately two weeks following the conference call.

About Enterprise
Enterprise Financial Services Corp (Nasdaq: EFSC), with approximately $7 billion in assets, is a financial holding company headquartered in Clayton, Missouri. Enterprise Bank & Trust, a Missouri state-chartered trust company with banking powers and a wholly-owned subsidiary of Enterprise, operates 34 branch offices in Arizona, Kansas, Missouri and New Mexico. Enterprise Bank & Trust offers a range of business and personal banking services and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at www.enterprisebank.com.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC.” Please visit our website at www.enterprisebank.com to see our regularly posted material information.

Forward-looking Statements
Readers should note that, in addition to the historical information contained herein, this press release contains “forward-looking statements” within the meaning of, and intended to be covered by, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company including, without limitation, plans, strategies and goals, and statements about the Company’s expectations regarding revenue and asset growth, financial performance and profitability, loan and deposit growth, yields and returns, loan diversification and credit management, shareholder value creation and the impact of the acquisition of Trinity and its wholly-owned subsidiary, Los Alamos National Bank, and other acquisitions.

Forward-looking statements include, but are not limited to, statements about the Company’s plans, expectations, and projections of future financial and operating results, as well as statements regarding the Company’s plans, objectives, expectations or consequences of announced transactions. The Company uses words such as “may,” “might,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “could,” “continue,” and “intend”, and variations of such words and similar expressions, in this release to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those contemplated from such statements. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to efficiently integrate acquisitions, including the

Trinity acquisition, into its operations, retain the customers of these businesses and grow the acquired operations, as well as credit risk, changes in the appraised valuation of real estate securing impaired loans, outcomes of litigation and other contingencies, exposure to general and local economic conditions, risks associated with rapid increases or decreases in prevailing interest rates, consolidation in the banking industry, competition from banks and other financial institutions, the Company’s ability to attract and retain relationship officers and other key personnel, burdens imposed by federal and state regulation, changes in regulatory requirements, changes in accounting regulation or standards applicable to banks, as well as other risk factors described in the Company’s 2018 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission (the “SEC”). Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update them in light of new information or future events unless required under the federal securities laws.

For more information contact
Investor Relations: Keene Turner, Executive Vice President and CFO (314) 512-7233
Media: Karen Loiterstein, Senior Vice President (314) 512-7141

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter ended					For the Six Months ended
($ in thousands, except per share data)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
EARNINGS SUMMARY
Net interest income	$61,715	$52,343	$50,593	$48,093	$47,048	$114,058	$93,219
Provision for loan losses	1,722	1,476	2,120	2,263	390	3,198	2,261
Noninterest income	11,964	9,230	10,702	8,410	9,693	21,194	19,235
Noninterest expense	49,054	39,838	30,747	29,922	29,219	88,892	58,362
Income before income tax expense	22,903	20,259	28,428	24,318	27,132	43,162	51,831
Income tax expense	4,479	4,103	4,899	1,802	4,881	8,582	8,659
Net income	$18,424	$16,156	$23,529	$22,516	$22,251	$34,580	$43,172

Diluted earnings per share	$0.68	$0.67	$1.02	$0.97	$0.95	$1.36	$1.85
Return on average assets	1.05%	1.10%	1.69%	1.63%	1.65%	1.07%	1.62%
Return on average common equity	9.09	9.89	15.61	15.22	15.70	9.45%	15.51%
Return on average tangible common equity[1]	12.92	12.93	19.79	19.42	20.23	12.93%	20.08%
Net interest margin (tax equivalent)	3.86	3.87	3.94	3.78	3.77	3.87%	3.79%
Core net interest margin (tax equivalent)[1]	3.80	3.79	3.77	3.74	3.75	3.80%	3.74%
Efficiency ratio	66.58	64.70	50.16	52.96	51.50	65.72%	51.90%
Core efficiency ratio[1]	53.30	54.06	49.77	52.23	52.36	53.65%	53.18%

Total assets	$7,181,855	$6,932,757	$5,645,662	$5,517,539	$5,509,924
Total average assets	7,057,605	5,956,086	5,518,740	5,471,504	5,415,151	6,509,888	5,377,839
Total deposits	5,559,338	5,537,113	4,587,985	4,210,476	4,247,912
Total average deposits	5,582,072	4,699,490	4,434,634	4,255,523	4,230,291	5,143,219	4,177,601
Period end common shares outstanding	26,906	26,878	22,812	23,092	23,141
Dividends per common share	$0.15	$0.14	$0.13	$0.12	$0.11	0.29	0.22
Tangible book value per common share[1]	$21.74	$20.80	$20.95	$19.94	$19.32
Tangible common equity to tangible assets[1]	8.43%	8.35%	8.66%	8.54%	8.30%
Total risk-based capital to risk-weighted assets	12.62	12.86	13.02	12.94	12.60

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended					For the Six Months ended
($ in thousands, except per share data)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
INCOME STATEMENTS
NET INTEREST INCOME
Total interest income	$79,201	$67,617	$64,002	$60,757	$57,879	$146,818	$113,043
Total interest expense	17,486	15,274	13,409	12,664	10,831	32,760	19,824
Net interest income	61,715	52,343	50,593	48,093	47,048	114,058	93,219
Provision for loan losses	1,722	1,476	2,120	2,263	390	3,198	2,261
Net interest income after provision for loan losses	59,993	50,867	48,473	45,830	46,658	110,860	90,958

NONINTEREST INCOME
Deposit service charges	3,366	2,935	2,894	2,997	3,007	6,301	5,858
Wealth management revenue	2,661	1,992	1,974	2,012	2,141	4,653	4,255
Card services revenue	2,461	1,790	1,760	1,760	1,650	4,251	3,166
Tax credit income, net	572	158	2,312	192	64	730	316
Gain (loss) on sale of other real estate	(18)	66	—	13	—	48	—
Other income	2,922	2,289	1,762	1,436	2,831	5,211	5,640
Total noninterest income	11,964	9,230	10,702	8,410	9,693	21,194	19,235

NONINTEREST EXPENSE
Employee compensation and benefits	20,687	19,352	16,669	16,297	16,582	40,039	33,073
Occupancy	3,188	2,637	2,408	2,394	2,342	5,825	4,748
Merger-related expenses	10,306	7,270	1,271	—	—	17,576	—
Other	14,873	10,579	10,399	11,231	10,295	25,452	20,541
Total noninterest expense	49,054	39,838	30,747	29,922	29,219	88,892	58,362

Income before income tax expense	22,903	20,259	28,428	24,318	27,132	43,162	51,831
Income tax expense	4,479	4,103	4,899	1,802	4,881	8,582	8,659
Net income	$18,424	$16,156	$23,529	$22,516	$22,251	$34,580	$43,172

Basic earnings per share	$0.69	$0.68	$1.02	$0.97	$0.96	$1.36	$1.87
Diluted earnings per share	0.68	0.67	1.02	0.97	0.95	1.36	1.85

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	At the Quarter ended
($ in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
BALANCE SHEETS
ASSETS
Cash and due from banks	$106,835	$85,578	$91,511	$78,119	$91,851
Interest-earning deposits	85,315	139,389	108,226	81,351	87,586
Debt and equity investments	1,328,767	1,198,413	813,702	775,344	756,203
Loans held for sale	1,437	654	392	738	1,388

Loans	5,149,497	5,017,077	4,350,001	4,267,430	4,275,761
Less: Allowance for loan losses	43,822	43,095	43,476	44,186	44,370
Total loans, net	5,105,675	4,973,982	4,306,525	4,223,244	4,231,391

Other real estate	10,531	6,804	469	408	454
Fixed assets, net	58,888	60,301	32,109	32,354	32,814
Tax credits, held for sale	37,294	37,215	37,587	45,625	46,481
Goodwill	211,251	207,632	117,345	117,345	117,345
Intangible assets, net	29,201	31,048	8,553	9,148	9,768
Other assets	206,661	191,741	129,243	153,863	134,643
Total assets	$7,181,855	$6,932,757	$5,645,662	$5,517,539	$5,509,924

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$1,181,577	$1,186,508	$1,100,718	$1,062,126	$1,050,969
Interest-bearing deposits	4,377,761	4,350,605	3,487,267	3,148,350	3,196,943
Total deposits	5,559,338	5,537,113	4,587,985	4,210,476	4,247,912
Subordinated debentures	141,100	140,668	118,156	118,144	118,131
FHLB advances	389,446	180,466	70,000	401,000	361,534
Other borrowings	198,104	212,171	223,450	161,795	167,216
Other liabilities	68,366	64,504	42,267	39,287	41,047
Total liabilities	6,356,354	6,134,922	5,041,858	4,930,702	4,935,840
Shareholders’ equity	825,501	797,835	603,804	586,837	574,084
Total liabilities and shareholders’ equity	$7,181,855	$6,932,757	$5,645,662	$5,517,539	$5,509,924

Average Balance Sheets
The following table presents, for the periods indicated, certain information related to our average interest-earning assets and interest-bearing liabilities, as well as, the corresponding interest rates earned and paid, all on a tax equivalent basis.

	For the Six Months ended
	June 30, 2019			June 30, 2018
($ in thousands)	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets
Interest-earning assets:
Loans, excluding incremental accretion*	$4,804,898	$128,803	5.41%	$4,181,728	$102,580	4.95%
Investments in debt and equity securities*	1,072,698	15,444	2.90	742,068	9,356	2.54
Short-term investments	106,752	1,150	2.17	62,651	471	1.52
Total earning assets	5,984,348	145,397	4.90	4,986,447	112,407	4.55

Noninterest-earning assets	525,540			391,392

Total assets	$6,509,888			$5,377,839

Liabilities and Shareholders’ Equity
Interest-bearing liabilities:
Interest-bearing transaction accounts	$1,231,537	$3,924	0.64%	$843,172	$1,623	0.39%
Money market accounts	1,549,255	13,511	1.76	1,442,910	7,798	1.09
Savings	431,843	414	0.19	205,276	272	0.27
Certificates of deposit	763,988	7,090	1.87	618,900	4,237	1.38
Total interest-bearing deposits	3,976,623	24,939	1.26	3,110,258	13,930	0.90
Subordinated debentures	132,653	3,606	5.48	118,117	2,822	4.82
FHLB advances	239,535	3,094	2.60	298,573	2,706	1.83
Other borrowed funds	203,292	1,121	1.11	187,442	366	0.39
Total interest-bearing liabilities	4,552,103	32,760	1.45	3,714,390	19,824	1.08

Noninterest-bearing liabilities:
Demand deposits	1,166,595			1,067,343
Other liabilities	52,994			34,755
Total liabilities	5,771,692			4,816,488
Shareholders' equity	738,196			561,351
Total liabilities and shareholders' equity	$6,509,888			$5,377,839

Core net interest income[1]		112,637			92,583
Core net interest margin[1]			3.80%			3.74%

Incremental accretion on non-core acquired loans		2,067			1,057

Total net interest income		$114,704			$93,640
Net interest margin			3.87%			3.79%
* Non-taxable income is presented on a tax-equivalent basis using a 24.7% tax rate. The tax-equivalent adjustments were $0.6 million and $0.4 million for the six months ended June 30, 2019 and 2018, respectively.

1Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
($ in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
LOAN PORTFOLIO
Commercial and industrial	$2,265,480	$2,227,050	$2,123,167	$2,035,852	$2,040,751
Commercial real estate	1,940,958	1,870,040	1,481,834	1,450,184	1,456,373
Construction real estate	404,557	369,365	334,645	332,026	305,238
Residential real estate	409,200	432,902	305,026	314,676	327,157
Consumer and other	129,302	117,720	105,329	134,692	146,242
Total loans	$5,149,497	$5,017,077	$4,350,001	$4,267,430	$4,275,761

DEPOSIT PORTFOLIO
Noninterest-bearing accounts	$1,181,577	$1,186,508	$1,100,718	$1,062,126	$1,050,969
Interest-bearing transaction accounts	1,392,586	1,389,826	1,037,684	743,351	754,819
Money market and savings accounts	2,162,605	2,156,031	1,765,154	1,730,762	1,768,793
Brokered certificates of deposit	213,138	180,788	198,981	202,323	224,192
Other certificates of deposit	609,432	623,960	485,448	471,914	449,139
Total deposit portfolio	$5,559,338	$5,537,113	$4,587,985	$4,210,476	$4,247,912

AVERAGE BALANCES
Total loans	$5,095,181	$4,511,387	$4,272,132	$4,252,524	$4,224,016
Debt and equity investments	1,246,529	896,936	769,461	755,129	743,534
Interest-earning assets	6,453,001	5,510,489	5,118,319	5,072,573	5,023,607
Total assets	7,057,605	5,956,086	5,518,740	5,471,504	5,415,151
Deposits	5,582,072	4,699,490	4,434,634	4,255,523	4,230,291
Shareholders’ equity	813,106	662,454	597,864	586,765	568,555
Tangible common equity[1]	571,890	506,560	471,678	459,975	441,136

YIELDS (tax equivalent)
Total loans	5.49%	5.50%	5.44%	5.18%	5.04%
Debt and equity investments	2.95	2.84	2.73	2.71	2.58
Interest-earning assets	4.95	4.99	4.98	4.77	4.64
Interest-bearing deposits	1.21	1.33	1.27	1.16	0.98
Total deposits	0.94	1.02	0.95	0.86	0.73
Subordinated debentures	5.57	5.38	5.01	4.98	4.94
Borrowed funds	2.07	1.75	1.60	1.62	1.41
Interest-bearing liabilities	1.42	1.49	1.42	1.34	1.16
Net interest margin	3.86	3.87	3.94	3.78	3.77

ENTERPRISE FINANCIAL SERVICES CORP
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter ended
(in thousands, except % and per share data)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
ASSET QUALITY
Net charge-offs	$969	$1,826	$2,822	$2,447	$641
Nonperforming loans	19,842	9,607	16,745	17,044	14,801
Classified assets	91,715	79,750	70,126	73,704	74,001
Nonperforming loans to total loans	0.39%	0.19%	0.38%	0.40%	0.35%
Nonperforming assets to total assets	0.42	0.24	0.30	0.32	0.28
Allowance for loan losses to total loans	0.85	0.86	1.00	1.04	1.04
Allowance for loan losses to nonperforming loans	220.9	448.6	259.6	259.3	299.8
Net charge-offs to average loans (annualized)	0.08	0.16	0.26	0.23	0.06

WEALTH MANAGEMENT
Trust assets under management	$1,627,050	$1,587,627	$1,119,329	$1,174,798	$1,337,030
Trust assets under administration	2,428,551	2,405,673	1,811,512	1,984,859	2,165,870

MARKET DATA
Book value per common share	$30.68	$29.68	$26.47	$25.41	$24.81
Tangible book value per common share[1]	21.74	20.80	20.95	19.94	19.32
Market value per share	41.60	40.77	37.63	53.05	53.95
Period end common shares outstanding	26,906	26,878	22,812	23,092	23,141
Average basic common shares	26,887	23,927	23,014	23,148	23,124
Average diluted common shares	26,940	24,083	23,170	23,329	23,318

CAPITAL
Total risk-based capital to risk-weighted assets	12.62%	12.86%	13.02%	12.94%	12.60%
Tier 1 capital to risk-weighted assets	11.06	11.25	11.14	11.03	10.68
Common equity tier 1 capital to risk-weighted assets	9.51	9.64	9.79	9.66	9.32
Tangible common equity to tangible assets[1]	8.43	8.35	8.66	8.54	8.30

[1]Refer to Reconciliations of Non-GAAP Financial Measures table for a reconciliation of these measures to GAAP.

ENTERPRISE FINANCIAL SERVICES CORP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	For the Quarter ended					For the Six Months ended
($ in thousands, except per share data)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Jun 30, 2019	Jun 30, 2018
CORE PERFORMANCE MEASURES
Net interest income	$61,715	$52,343	$50,593	$48,093	$47,048	$114,058	$93,219
Less: Incremental accretion income	910	1,157	2,109	535	291	2,067	1,057
Core net interest income	60,805	51,186	48,484	47,558	46,757	111,991	92,162

Total noninterest income	11,964	9,230	10,702	8,410	9,693	21,194	19,235
Less: Other income from non-core acquired assets	2	365	10	7	18	367	1,031
Less: Gain on sale of investment securities	—	—	—	—	—	—	9
Less: Other non-core income	266	—	26	—	649	266	649
Core noninterest income	11,696	8,865	10,666	8,403	9,026	20,561	17,546

Total core revenue	72,501	60,051	59,150	55,961	55,783	132,552	109,708

Total noninterest expense	49,054	39,838	30,747	29,922	29,219	88,892	58,362
Less: Other expenses related to non-core acquired loans	103	103	40	12	(229)	206	(215)
Less: Facilities disposal	—	—	—	—	239	—	239
Less: Merger related expenses	10,306	7,270	1,271	—	—	17,576	—
Less: Non-recurring excise tax	—	—	—	682	—	—	—
Core noninterest expense	38,645	32,465	29,436	29,228	29,209	71,110	58,338

Core efficiency ratio	53.30%	54.06%	49.77%	52.23%	52.36%	53.65%	53.18%

NET INTEREST MARGIN TO CORE NET INTEREST MARGIN (TAX EQUIVALENT)
Net interest income	$62,109	$52,595	$50,786	$48,299	$47,254	$114,704	$93,640
Less: Incremental accretion income	910	1,157	2,109	535	291	2,067	1,057
Core net interest income	$61,199	$51,438	$48,677	$47,764	$46,963	$112,637	$92,583

Average earning assets	$6,453,005	$5,510,489	$5,118,319	$5,072,573	$5,023,607	$5,984,351	$4,986,447
Reported net interest margin	3.86%	3.87%	3.94%	3.78%	3.77%	3.87%	3.79%
Core net interest margin	3.80	3.79	3.77	3.74	3.75	3.80	3.74

	At the Quarter ended
($ in thousands)	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
SHAREHOLDERS’ EQUITY TO TANGIBLE COMMON EQUITY AND TOTAL ASSETS TO TANGIBLE ASSETS
Shareholders’ equity	$825,501	$797,835	$603,804	$586,837	$574,084
Less: Goodwill	211,251	207,632	117,345	117,345	117,345
Less: Intangible assets	29,201	31,048	8,553	9,148	9,768
Tangible common equity	$585,049	$559,155	$477,906	$460,344	$446,971

Total assets	$7,181,855	$6,932,757	$5,645,662	$5,517,539	$5,509,924
Less: Goodwill	211,251	207,632	117,345	117,345	117,345
Less: Intangible assets	29,201	31,048	8,553	9,148	9,768
Tangible assets	$6,941,403	$6,694,077	$5,519,764	$5,391,046	$5,382,811

Tangible common equity to tangible assets	8.43%	8.35%	8.66%	8.54%	8.30%

	For the Quarter ended
($ in thousands, except per share data)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018
AVERAGE SHAREHOLDERS’ EQUITY AND AVERAGE TANGIBLE COMMON EQUITY
Average shareholder’s equity	$813,106	$662,454	$568,555
Less average goodwill	211,251	141,422	117,345
Less average intangible assets	29,965	14,472	10,074
Average tangible common equity	571,890	506,560	441,136

	For the Quarter ended
($ in thousands, except per share data)	Jun 30, 2019	Mar 31, 2019	Jun 30, 2018
IMPACT OF MERGER-RELATED EXPENSES
Net income - GAAP	$18,424	$16,156	$22,251
Merger related expenses	10,306	7,270	—
Related tax effect	(2,331)	(1,535)	—
Adjusted net income - Non-GAAP	$26,399	$21,891	$22,251

Average diluted common shares	$26,940	$24,083	$23,318
EPS - GAAP net income	0.68	0.67	0.95
EPS - Adjusted net income	0.98	0.91	0.95

Average assets	$7,057,605	$5,956,086	$5,415,151
ROAA - GAAP net income	1.05%	1.10%	1.65%
ROAA - Adjusted net income	1.50	1.49	1.65

Average shareholder’s equity	$813,106	$662,454	$568,555
ROAE - GAAP net income	9.09%	9.89%	15.70%
ROAE - Adjusted net income	13.02	13.40	15.70

Average tangible common equity	$571,890	$506,560	$441,136
ROATCE - GAAP net income	12.92%	12.93%	20.23%
ROATCE - Adjusted net income	18.52	17.53	20.23